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                                                                   Exhibit 10.35

                             STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of July ___, 2004, by and among U.S. Helicopter Corporation, a Delaware corporation (the "Company"), and each of the Stockholders listed on Exhibit A attached hereto (singularly, a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

      The Stockholders and the Company desire to enter into this Agreement to restrict their transfer of shares of Common Stock (as defined below) on the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

1. Definitions.

      When used in this Agreement, the following terms shall have the meanings specified:

      1.1 "Additional Party Signature Page" means a signature page substantially in the form attached hereto as Exhibit B.

      1.2 "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person. The term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of power to direct the management and policies of that Person, whether through voting power, by contract or otherwise.

      1.3 "Board" means the Board of Directors of the Company.

      1.4 "Certificate of Incorporation" means the Company's Certificate of Incorporation, as amended from time to time.

      1.5 "Closing Price" on any day means (i) if Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices on such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on such day as reported by the Nasdaq or any comparable system.

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      1.6 "Commission" means the Securities and Exchange Commission.

      1.7 "Common Stock" means the shares of common stock of the Company.

      1.8 "Competitor" means a person or entity that either directly or indirectly, either as principal agent, stockholder, employee, consultant, representative or in any other capacity, owns, manages, operates or controls, or is connected or employed by or otherwise associated in any manner with, or engaged in or has a financial interest in any business whose primary line of business performs or plans to perform any of the services offered or proposed to be offered by the Company.

      1.9 "Equity Securities" means (i) the Common Stock, (ii) other classes of capital stock of the Company (whether voting or non-voting), if any, and (iii) other securities convertible or exchangeable into, or representing rights to purchase, Common Stock or any other class of capital stock of the Company (whether voting or non-voting), if any.

      1.10 "Exempted Securities" means (i) Equity Securities to be issued pursuant to an underwritten registered public offering to third parties, including the offering in which the Company achieves Qualified Public Company Status, (ii) Equity Securities issued pursuant to a Stock Plan, (iii) Equity Securities issued upon the conversion of Equity Securities issued as a dividend or distribution on Equity Securities outstanding on the date hereof, (iv) Equity Securities issued in connection with the acquisition of another corporation by the Company through a merger, purchase by the Company of all or substantially all of the assets of such other corporation or other reorganization following which the Company owns not less than 51% of the voting stock of such other corporation and (v) Equity Securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

      1.11 "Fair Market Value" shall mean the fair market value of the Company's Equity Securities.

      1.12 "Family Member" means, with respect to any Individual Stockholder,
(i) any person related to such Stockholder by blood or marriage or (ii) any trust, partnership or entity established for the benefit of such related person.

      1.13 "Fully Diluted Basis" means on the basis of the number of shares of Common Stock that would be outstanding if all Equity Securities then convertible or exchangeable into Common Stock were so converted or exchanged.

      1.14 "Individual Stockholder" means (i) each of the Stockholders designated as Individual Stockholders on Exhibit A attached hereto, (ii) such other Persons who become parties hereto and are designated Individual Stockholders on the Additional Party Signature Pages for such Persons and (iii) the permitted transferees of the Persons described in the foregoing clauses (i) and (ii), as applicable.

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      1.15 "Institutional Stockholder" means, (i) such Persons who become a party hereto and are designated Institutional Stockholders on the Additional Party Signature Pages for such Persons and (ii) the permitted transferees of the Persons described in the foregoing clause (i).

      1.16 "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, trust, unincorporated organization, government or any department or agency of government or any other legal entity.

      1.17 "Preempted Securities" means Equity Securities other than Exempted Securities.

      1.18 "Pro Rata" means, for each member of a specified group of Stockholders, in the proportion that the number of shares of Common Stock, on a Fully Diluted Basis, then owned by such Stockholder bears to the number of shares of Common Stock, on a Fully Diluted Basis, then owned by all Stockholders of such group.

      1.19 "Qualified Public Company Status" means the attainment of the following: (a) the Common Stock is registered on one or more national securities exchanges or listed on the Nasdaq National Market and (b) either (i) a sale of shares of Common Stock pursuant to an underwritten public offering or offerings registered under the Securities Act has resulted in aggregate proceeds (net of underwriters' discount and the other fees and expenses incurred by the Company in connection therewith) to the Company equal to or greater than $20,000,000 or
(ii) the product of the Closing Price and the number of shares of Common Stock held by Persons who are neither Stockholders nor Affiliates of the Company is equal to or greater than $20,000,000.

      1.20 "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as amended.

      1.21 "Stock Plan" means a compensatory benefit plan as that term is defined under Rule 701 of the Securities Act.

      1.22 "Subscription Agreement" means the agreement between the Company and each applicable Stockholder relating to the purchase by the Stockholder of Equity Securities.

      1.23 "Transfer" means, with respect to Equity Securities, any sale, assignment, pledge, hypothecation, encumbrance, gift or other disposition or transfer of such Equity Securities in any manner whatsoever, including without limitation by the merger, consolidation or sale of securities by the holder of such Equity Securities or an entity which owns, directly or indirectly, a majority of the equity interest in such holder.

2. General Restriction on Transfer of Shares. Except to the extent otherwise specifically provided in this Agreement and in accordance with the terms and provisions of this Agreement and applicable law, no Stockholder shall Transfer any Equity Securities now owned or hereafter acquired by such Stockholder except in accordance with Section 3, 4, 5 or

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6 of this Agreement. Any attempted Transfer other than in accordance with applicable law and the terms and provisions of this Agreement shall be void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the Equity Securities pursuant to any such attempted Transfer.

3. Permitted Transfers by Stockholders.

      3.1 Individual Stockholder Transfers. An Individual Stockholder may during the lifetime of the Individual Stockholder Transfer Equity Securities to a Family Member, provided, that such gift is made without consideration and solely for estate planning purposes; and further provided, that the Family Member executes and delivers an Additional Party Signature Page to the Company prior to receiving such Equity Securities, thereby agreeing to be bound by the terms of this Agreement.

      3.2 Right of First Offer/Co-Sale Rights. At any time, and from time to time, a Stockholder shall have the right to Transfer all or a portion of his Equity Securities to a third party provided such third party is not a Competitor of the Company upon compliance with the following requirements:

      (a) Notice of Transfer. A Stockholder who desires to Transfer all or a portion of his Equity Securities (the "Offeror") to a third party shall, prior to making a definitive offer to any third party with respect to such proposed transfer or prior to accepting any proposal from a third party, deliver or cause to be delivered to the Company and to each other Stockholder a written notice of the proposed Transfer (a "Notice of Transfer") which sets forth the following information:

            (i)   the name and address of the third party;

            (ii) any affiliation, relationship, agreement or understanding that might make the Transfer other than an arm's-length transaction;

            (iii) the type and number of Equity Securities that the third party proposes to acquire from the Offeror and, for each Equity Security other than Common Stock, the number of shares Common Stock, on a Fully Diluted Basis, represented by such Equity Security;

            (iv) the proposed purchase price, terms of payment and other material terms and conditions of the proposed transfer;

            (v) an estimate, in the third party's reasonable, good-faith judgment, of the fair market value of any non-cash consideration offered by the third party, and the basis for such estimate; and

            (vi) an offer by the third party to purchase, concurrently with the Transfer described in the Notice of Transfer and for the same per share consideration, the Equity Securities that such third party is required to

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                  purchase from Stockholders other than the Offeror pursuant to
                  Section 3.4 hereof.

      3.3 Right of First Offer. Each Stockholder (other than the Offeror) and the Company (each, an "Offeree") shall have fifteen (15) days from their receipt of the Notice of Transfer (the "First Offer Period") in which to provide the Offeror with written notice (a "First Offer Notice") of whether or not each, individually, desires to purchase all or a part of the Equity Securities proposed to be Transferred by the Offeror. In the event that two or more Offerees tender a First Offer Notice during the First Offer Period, (a) the Company, if it tendered a First Offer Notice, shall have the first priority and right to purchase the Equity Securities specified in its First Offer Notice and
(b) the other Offerees shall have the right to acquire their Pro Rata portion of any remaining offered Equity Securities. Each Offeree that has a right to purchase Equity Securities shall purchase the Equity Securities on the same terms and conditions of the Notice of Transfer. The Offeror may Transfer, subject to Section 3.4, (i) any Equity Securities described in the Notice of Transfer which are in excess of the Equity Securities for which First Offer Notices were tendered during the First Offer Period, and (ii) any Equity Securities for which a First Offer Notice was tendered but for which the respective Offeree failed to satisfy any condition set forth herein, in either case provided that such Transfer must be made within one hundred thirty-five
(135) days following the expiration of the First Offer Period or the date on which an Offeree failed to satisfy a condition, as the case may be, and further provided that such Transfer must be made on terms at least as favorable to the Offeror as those set forth in the Notice of Transfer.

      3.4 Co-Sale Rights. Any Transfer of Equity Securities by an Offeror to a third party which is permitted by Section 3.3 shall be subject to the requirement that the third party transferee must also purchase up to an equivalent number, in the aggregate, of like Equity Securities from Stockholders who choose to exercise their right to participate in the transaction (a "Co-Sale Right"), on the same terms and conditions which govern the Transfer of Equity Securities by the Offeror. Each Stockholder that chooses to exercise a Co-Sale Right must give the Offeror written notice (a "Co-Sale Notice") of such election no later than fifteen (15) days after the receipt of the Offeror's Notice of Transfer, provided that any Stockholder who has given a First Offer Notice pursuant to Section 3.3 shall not be entitled to exercise Co-Sale Rights or give a Co-Sale Notice. Each Co-Sale Notice shall set forth (a) the maximum number of Equity Securities (the "Co-Sale Bid") for which the Stockholder is willing to exercise his Co-Sale Right (which number shall not be greater than the Stockholder's Pro Rata portion of the Equity Securities described in the Notice of Transfer) and (b) such Stockholder's agreement to transfer to the third party transferee the number of like Equity Securities determined in accordance with this Section 3.4. The third party transferee shall purchase from each Stockholder that exercises a Co-Sale Right a number of like Equity Securities that is lesser of (i) such Stockholder's Co-Sale Bid and (ii) the product of (1) the number of Equity Securities Transferred by the Offeror and (2) a fraction, the numerator of which is such Stockholder's Co-Sale Bid and the denominator of which the sum of the Co-Sale Bids of all the Stockholders that exercised Co-Sale Rights.

      3.5 Agreement to be Bound. No transfer of Equity Securities pursuant to this Section 3 to a Person whom is not a party of this Agreement shall be valid unless and until

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the third-party transferee executes and delivers an Additional Party Signature
Page to the Company prior to such Transfer, thereby agreeing to be bound by the terms of this Agreement.

      3.6 Rules of Construction. For the purposes of this Section 3, the following rules of construction shall apply:

      (a) for each type of Equity Security other than Common Stock, the "number" of any Equity Security shall mean the number of shares of Common Stock into which such Equity Security is convertible;

      (b) in the event that two or more types of Equity Securities are the subject of a Notice of Transfer, the provisions of Section 3.2 shall be followed separately for each such type of Equity Securities; and

      (c) a Stockholder's Pro Rata portion shall be calculated without regard to the ownership of Equity Securities of a type that is different than the type of Equity Securities described in the Notice of Transfer to which such calculation relates.

4. Involuntary Transfers.

      4.1 Company Right of First Offer.

      (a) In the event than Equity Securities owned by any Stockholder shall be subject to sale or other transfer by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary or (ii) distraint, levy, execution, court order, divorce decree or other involuntary transfer, then such Stockholder shall give the Company written notice thereof as soon as practicable, but in no event later than promptly after the occurrence of such event, stating the number and type of Equity Securities to be transferred (the "Subject Securities"), the terms of such proposed transfer, the identity of the proposed transferee and the price or other consideration, if readily determinable, for which the Subject Securities are proposed to be transferred. After receipt by the Company of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed transfer, the Company shall (x) promptly send a copy of such notice to, or otherwise notify, each Stockholder and (y) have a first right to purchase some or all of the Subject Securities (at the Company's option) at the price and on the terms applicable to such proposed transfer, which right shall be exercised by written notice given by the Company to the transferring Stockholder within ninety (90) days of the Company's receipt of notice from such Stockholder or, failing such receipt, the Company's obtaining actual knowledge of such proposed transfer.

      (b) The closing of the purchase and sale of the Subject Securities shall be held at the principal office of the Company on a date to be established by the Company in its notice of its election to purchase the Subject Securities, which in no event shall be less than ten (10) days nor more than thirty (30) days after the date on which the Company sends its notice of election to purchase.

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      4.2 Stockholder's Option. If the Company does not elect to purchase all of the Subject Securities, it shall thereupon give notice thereof to each non-transferring Stockholder, each of whom shall then have, for a period of fifteen (15) days after the receipt of such notice, the right to purchase his Pro Rata share of the Subject Securities not purchased by the Company, with the right of over allotment to purchase Subject Securities not purchased by any other Stockholder (on a Pro Rata basis or such other basis as the participating Stockholders may agree upon) by giving written notice to the Company and the proposed transferor within such 15-day period. The purchase of Subject
Securities by Stockholders shall be subject to the same procedures and terms as those relating to the purchase by the Company.

      4.3 Transfer of Shares Not Purchased by the Company or other Stockholders. In the event that the foregoing rights are not fully exercised with respect to all of the Subject securities, the proposed involuntary transfer referred to in
Section 4.1(a) shall be permitted to occur with respect to Subject Securities not purchased by the Company or other Company Stockholders. Notwithstanding the forgoing sentence, any proposed Transfer of Equity Securities pursuant to this section shall not be a valid Transfer and the Company will not recognize such Transfer unless such transferee (a) executes and delivers an Additional Party Signature Page to the Company and (b) agrees to be bound by and enjoy the rights, benefits and obligations of a Stockholder pursuant to this Agreement.

      4.4 Consideration. If the nature of the event giving rise to such involuntary transfer is such that no readily determinable consideration is paid for the Subject Securities, the price per share of Subject Securities to be paid by the Company or the Stockholders, as the case may be, shall be its Fair Market Value as determined in good faith by the Company's Board.

5. Redemption and Purchase on Death of a Stockholder.

      5.1 Company Right of Redemption. Upon the death of a Stockholder (the "Deceased Stockholder"), the Company shall have the option for a period of sixty
(60) days after the receipt of notice of the Deceased Stockholder's death to purchase any Shares owned by the Deceased Stockholder's estate and any Shares owned by a Family Member of such Deceased Stockholder which were transferred to such Family Member pursuant to Section 3.1 (the "Decedent Shares"). The purchase price of the Decedent Shares shall be determined in accordance with and payable in accordance with Section 5.4. The Company shall exercise its option by giving written notice (the "Estate Notice") to the Deceased Stockholder's personal representative or Family Member owning the Decedent Shares, as applicable (in either case, the "Deceased Stockholder's Representative"), with copies to the other Stockholders (the "Surviving Stockholders").

      5.2 Remaining Stockholder's Option. If the Company does not exercise its option to purchase all of the Decedent Shares under Section 5.1, or exercise its option but elects to purchase less than all of the Decedent Shares, it shall thereupon give notice thereof to each Surviving Stockholder, each of whom shall then have, for a period of fifteen (15) days after the receipt of such notice, the right to purchase his Pro Rata share of the Decedent Shares not

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purchased by the Company, with the right of over allotment to purchase the
Decedent Shares not purchased by any other Surviving Stockholders (on a Pro Rata basis or such other basis as the participating Stockholders may agree upon) by giving written notice to the Company and the Deceased Stockholder's Representative within such 15-day period. The purchase price shall be determined and payable in accordance with Section 5.4.

      5.3 Closing. If the Company or the Surviving Stockholders, or both, have given written notice, pursuant to Section 5.1 or 5.2, of their election to purchase all the Decedent Shares, a closing to purchase all of the Decedent Shares shall be held and the purchase price shall be paid in accordance with
Section 5.4. If the Company and the Surviving Stockholders have not elected to purchase all of the Decedent Shares pursuant to Section 5.1 or 5.2, all of the Decedent Shares not purchased by the Company or the Surviving Stockholders may thereafter (a) be transferred by gift, sale, pledge or otherwise by the personal representative of the Deceased Stockholder provided such transferee (i) executes and delivers an Additional Party Signature Page to the Company and (ii) agrees to be bound by the terms of this Agreement or (b) continue to be held by the Family Member who acquired such Shares pursuant to Section 3.1 of this Agreement, and such Shares shall continue to be subject to the terms of this Agreement.

      5.4 Purchase Price for Decedent Shares.

      (a) Determination of Purchase Price.

            (i) The purchase price to be paid for any Shares purchased by any Surviving Stockholder or the Company pursuant to the provisions of
            Section 5 shall be the Share Value. The Share Value shall be the Fair Market Value of the Company's Equity Securities determined as of the end of the calendar month immediately preceding the month in which the Deceased Stockholder died, divided by the number of Equity Securities then outstanding.

            (ii) The Fair Market Value at the end of any relevant month shall be determined by the Company's accountants in accordance with generally accepted accounting principles consistently applied. Such determination shall be final and binding on the parties thereto, unless the personal representative of the Deceased Stockholder shall request that the determination be made by an independent appraiser selected jointly by the Company and the Deceased Stockholder's personal representative, as the case may be.

            (iii) In the event that the parties fail to agree on an acceptable appraiser, each of the Company and the Deceased Stockholder's personal representative, as the case may be, shall appoint an independent appraiser and the two appraisers shall designate a third appraiser whose appointment shall be final and binding. The determination of the appraiser shall be final, binding and not subject to appeal (except where a party was denied a hearing or fraud, misconduct, corruption or other irregularity caused the rendition of an unjust,

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            inequitable or unconscionable determination). The costs of the appraisal shall be borne by the Company.

      (b) Payment Terms.

            (i) A closing of the purchase and sale of the Decedent Shares shall be held within forty-five (45) days after the Share Value has been determined in accordance with Section 5.4(a).

            (ii) The purchase price for the Shares being purchased shall be paid at the closing by the Company and/or Surviving Stockholders who have elected to purchase such Decedent Shares (the "Purchasers") against delivery to each Purchaser of the certificates representing the Decedent Shares being purchased by the Purchaser, duly endorsed for transfer, free and clear of all pledges, security interests and other liens, encumbrances or restrictions (except the restrictions of this Agreement). Each Purchaser shall pay such purchase price in cash or by certified check, except that at the option of any Purchaser up to 90% of the purchase price to be paid by such Purchaser may be paid by the unsecured (other than the pledge from time to time of any Decedent Shares with respect to which payment has not been made) promissory note of the Purchaser, with principal payable in equal annual installments over a period of not more than five (5) years, payments commencing not later than the first anniversary of the closing date with interest from the date of the note at the lowest rate of simple interest which would result in there being no imputed interest under the Internal Revenue Code of 1986, as now or hereafter amended, payable annually on the outstanding balance. Each promissory note shall provide that if any installment of principal or interest is not paid when due, and if the default continues for a period of fifteen (15) days after notice, then, at the election of the holder, the full amount of the principal and interest remaining unpaid shall become immediately due and payable, and the maker shall pay reasonable attorneys' fees to the holder in the event suit is commenced because of default. The maker of the note shall have the right to repay the principal and any accrued but unpaid interest thereon without premium or penalty at any time and from time to time, but prepayments shall be applied first to reduce accrued interest and then to reduce installments of principal in the inverse order of maturity.

            (iii) Notwithstanding the provisions of Section 5.4(b)(ii) of this
                  Agreement, if under the applicable corporate law or under applicable agreements (including bank financing agreements), the Company is legally or contractually unable to pay any principal or interest due under any note on any payment date, the failure to make such payment by the Company shall not be deemed a default under the note provided the

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                  Company pays such principal and interest on or before the
                  final maturity date of the note.

      5.5 Failure to Determine Purchase Price. If the amount of the Share Value for any Decedent Shares is not determined in accordance with Section 5.4(a), for any reason, within one hundred twenty (120) days following receipt by the Company of the notice of the Deceased Stockholder's death, the personal representative of the Deceased Stockholder may petition a court to determine the fair value of the Decedent Shares and the fair value so determined shall be the Share Value of such Decedent Shares hereunder.

6. Redemption and Purchase on Termination of Employment of a Stockholder.

      6.1 Remaining Stockholders Right of Redemption. Upon the termination of employment of a Stockholder as an officer or an employee of the Company for any reason, including by the Company or the Stockholder with or without cause, on or before the first anniversary of the date of this Agreement (the "Terminated Stockholder"), the other Stockholders (the "Remaining Stockholders") shall have the option for a period of sixty (60) days after such termination to purchase his Pro Rata share of any Shares owned by the Terminated Stockholder and owned by a Family Member of such Terminated Stockholder which were transferred to such Family Member pursuant to Section 3.1 (the "Terminated Employee Shares"), with the right of over allotment to purchase the Terminated Employee Shares not purchased by any other Remaining Stockholders (on a Pro Rata basis or such other basis as the participating Stockholders may agree upon). The purchase price of the Terminated Employee Shares shall be determined in accordance with and payable in accordance with Section 6.4. The Remaining Stockholders shall exercise their option by giving written notice (the "Terminated Employee Notice") to the Terminated Stockholder or Family Member owning the Terminated Employee Shares, as applicable (in either case, the "Terminated Stockholder's Representative"), with copies to the Company and the other Remaining Stockholders.

      6.2 Company's Option. If the Remaining Stockholders do not exercise their option to purchase all of the Terminated Employee Shares under Section 6.1, or exercise their option but elect to purchase less than all of the Terminated Employee Shares, they shall thereupon give notice thereof to the Company, which shall then have, for a period of fifteen (15) days after the receipt of such notice, the right to purchase any Terminated Employee Shares not purchased by the Remaining Stockholders by giving written notice to Terminated Stockholder's Representative within such 15-day period. The purchase price shall be determined and payable in accordance with Section 6.4.

      6.3 Closing. If the Company or the Remaining Stockholders, or both, have given written notice, pursuant to Section 6.1 or 6.2, of their election to purchase all the Terminated Employee Shares, a closing to purchase all of the Terminated Employee Shares shall be held and the purchase price shall be paid in accordance with Section 6.4. If the Company and the Remaining Stockholders have not elected to purchase all of the Terminated Employee Shares pursuant to
Section 6.1 or 6.2, all of the Terminated Employee Shares not purchased by the Company or the Remaining Stockholders may thereafter (a) be transferred by gift, sale,

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pledge or otherwise by the Terminated Stockholder
provided such transferee (i) executes and delivers an Additional Party Signature Page to the Company and (ii) agrees to be bound by the terms of this Agreement or (b) continue to be held by the Terminated Stockholder or Family Member who acquired such Shares pursuant to Section 3.1 of this Agreement, and such Shares shall continue to be subject to the terms of this Agreement.

      6.4 Purchase Price for Terminated Employee Shares.

      (a) Determination of Purchase Price.

            (i) The purchase price to be paid for any Shares purchased by any Remaining Stockholder or the Company pursuant to the provisions of
            Section 6 shall be the 25% Share Value. The 25% Share Value shall be 25% of the Fair Market Value of the Company's Equity Securities determined as of the end of the calendar month immediately preceding the month in which the Terminated Stockholder was terminated, divided by the number of Equity Securities then outstanding.

            (ii) The Fair Market Value at the end of any relevant month shall be determined by an independent appraiser, selected jointly by the Company and the Terminated Stockholder, in accordance with generally accepted accounting principles consistently applied. Such determination shall be final and binding on the parties thereto.

            (iii) In the event that the parties fail to agree on an acceptable appraiser, each of the Company and the Terminated Stockholder shall appoint an independent appraiser and the two appraisers shall designate a third appraiser whose appointment shall be final and binding. The determination of the appraiser shall be final, binding and not subject to appeal (except where a party was denied a hearing or fraud, misconduct, corruption or other irregularity caused the rendition of an unjust, inequitable or unconscionable determination). The costs of the appraisal shall be borne by the Company.

      (b) Payment Terms.

            (i) A closing of the purchase and sale of the Terminated Employee Shares shall be held within forty-five (45) days after the 25% Share Value has been determined in accordance with Section 6.4(a).

            (ii) The purchase price for the Shares being purchased shall be paid at the closing by the Company and/or Remaining Stockholders who have elected to purchase such Terminated Employee Shares (the "Section 6 Purchasers") against delivery to each Purchaser of the certificates representing the Terminated Employee Shares being purchased by the Section 6 Purchaser, duly endorsed for transfer, free and clear of all pledges, security interests and other liens, encumbrances or restrictions

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                  (except the restrictions of this Agreement). Each Section 6
                  Purchaser shall pay 10% of such purchase price in cash or by certified check, and the balance of the purchase price to be paid by such Section 6 Purchaser may be paid by the unsecured (other than the pledge from time to time of any Terminated Employee Shares with respect to which payment has not been made) promissory note of the Section 6 Purchaser, with principal payable in equal annual installments over a period of not more than three (3) years, payments commencing not later than the first anniversary of the closing date with interest from the date of the note at the lowest rate of simple interest which would result in there being no imputed interest under the Internal Revenue Code of 1986, as now or hereafter amended, payable annually on the outstanding balance. Each promissory note shall provide that if any installment of principal or interest is not paid when due, and if the default continues for a period of fifteen (15) days after notice, then, at the election of the holder, the full amount of the principal and interest remaining unpaid shall become immediately due and payable, and the maker shall pay reasonable attorneys' fees to the holder in the event suit is commenced because of default. The maker of the note shall have the right to repay the principal and any accrued but unpaid interest thereon without premium or penalty at any time and from time to time, but prepayments shall be applied first to reduce accrued interest and then to reduce installments of principal in the inverse order of maturity.

            (iii) Notwithstanding the provisions of Section 6.4(b)(ii) of this
                  Agreement, if under the applicable corporate law or under applicable agreements (including bank financing agreements), the Company is legally or contractually unable to pay any principal or interest due under any note on any payment date, the failure to make such payment by the Company shall not be deemed a default under the note provided the Company pays such principal and interest on or before the final maturity date of the note.

      6.5 Failure to Determine Purchase Price. If the amount of the 25% Share Value for any Terminated Employee Shares is not determined in accordance with
Section 6.4(a), for any reason, within one hundred twenty (120) days following the termination of the Terminated Stockholder, the Terminated Stockholder may petition a court to determine the fair value of the Terminated Employee Shares and 25% of the fair value so determined shall be the 25% Share Value of such Terminated Employee Shares hereunder.

      6.6 Miscellaneous. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6 and its subsections 6.1 through 6.5 shall apply only to (a) the Equity Securities held by those shareholders of the Company that are officers or employees of the Company as of the date of this Agreement or who may become an officer or employee at any time up to the First Anniversary of the Agreement and acquires Equity Securities; and

      (b) any Equity Securities acquired in the future by any party to this Agreement while that party is an officer or employee of the Company.

7. Miscellaneous.

      7.1 Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by any Stockholder shall bear the following legends:

      First Legend:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

      Second Legend:

      "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A STOCKHOLDERS AGREEMENT (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME) A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE STOCKHOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. SUCH STOCKHOLDERS AGREEMENT, PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THAT SUCH SHARES MAY BE SUBJECT TO PURCHASE BY THE COMPANY OR CERTAIN OF ITS STOCKHOLDERS UPON THE OCCURRENCE OF CERTAIN EVENTS. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE TO PERSONS WHO ARE NOT A PARTY TO SUCH STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID."

Each Stockholder shall be bound by the requirements of such legends to the extent that such legends are applicable. Upon request of a Stockholder, the Company shall remove the first Legend from the certificate or issue to such Stockholder a replacement certificate without the First Legend if, with such request, the Company shall have received an opinion of counsel to such Stockholder reasonably acceptable to the Company to the effect that such legend is no longer necessary under the Securities Act. Upon the Company achieving Qualified Public Company Status, all certificates representing shares of Common Stock shall be replaced, at the expense of the Company, with certificates not bearing the Second Legend required by this Section 7.1 and, in connection with shares to be sold pursuant to a registered public offering, the certificates representing such shares shall be replaced, at the expense of the Company, with certificates not bearing either of the legends required by this
Section 7.1.

      7.2 No Inconsistent Agreements. Each Stockholder hereby represents that he has not entered into, and agrees that he will not enter into, any other agreement or arrangement the performance of which would in any manner conflict with, restrict or be inconsistent with the performance of its obligations under this Agreement.

      7.3 Confidentiality. Each Stockholder hereby agrees to use the same degree of care to keep confidential any information from time to time supplied to it by or on behalf of the Company (which the Company or the Person acting on its behalf designates in writing, at the time of such delivery, to be treated as confidential or actually known by the Stockholder [including any director, executive officer or controlling Person of a Stockholder that is not a natural person] to be confidential information) as such Stockholder uses to keep confidential its own information of a similar character; provided, however, that the foregoing provisions of this paragraph shall not apply:

      (a) to the extent a Stockholder is required to disclose the information in question pursuant to any law, statute, rule or regulation or any order of any court or judicial process or pursuant to any direction, request or requirement (whether or not having the force of law but, if not having the force of law, being of a type with which the Institutional Stockholders in the relevant jurisdiction are accustomed to complying) of any self-regulating organization or any governmental, fiscal, monetary or other authority;

      (b) to the extent that a Stockholder needs to disclose the information in question for the protection or enforcement of any of its rights or interests against the Company (provided that such Stockholder hereby agrees that it will use reasonable efforts promptly to notify the Company of any request for information to which this clause (b) applies) or to the extent counsel to such Stockholder reasonably believes is required by the discovery process in connection with any litigation to which a Stockholder is a party; or

      (c) to a prospective transferee in connection with any contemplated transfer of Equity Securities by such Stockholder, provided such transferee agrees to maintain the confidentiality of such information consistent with the provisions of this Section 7.3.

      It is understood by the parties hereto that information which (i) is or becomes public through no fault of a Stockholder, (ii) was, at the time of receipt, already in the possession of a Stockholder or (iii) was obtained by a Stockholder from a third party legally entitled to use and disclose the same, shall not be considered confidential information subject to the provisions of this Section 7.3.

      7.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, regardless of whether or not any such successors, assigns or holders have delivered an undertaking or assumption with respect to this Agreement. In addition, whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of or bind holders of Equity Securities are also for the benefit of or bind any subsequent holder of Equity Securities; provided, however, that no third-party transferee shall derive any rights under this Agreement unless and until such third-party transferee has executed and delivered to the Company an Additional Party Signature Page. Any party to, or Person who is subject to, this Agreement (other than the Company) that ceases to own Equity Securities or any interest therein shall cease to be a party to, or person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder other than those under Section 7.3 hereof. In no event shall any Stockholder be permitted to Transfer any right or benefit hereunder separate and apart from the Transfer to a Permitted Transferee of the Equity Securities conferring and underlying such right.

      7.5 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

      7.6 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. This Agreement may be amended, and the performance of any provision hereof may be waived only by the written agreement of Stockholders (or their respective permitted successors and assigns) who own in the aggregate at least 51% of the Common Stock that is subject to the terms of this Agreement. Notwithstanding the foregoing sentence, the Board may amend Exhibit A without the further vote, act or consent of any other Person to reflect the issuance of additional Equity Securities to Stockholders, as provided herein.

      7.7 Term. This Agreement shall terminate on the date that the Company achieves Qualified Public Company Status or upon the Written Consent of all of the Stockholders (such date, the "Termination Date").

      7.8 Notices. Any notice provided for in this Agreement must be in writing and must be either (a) personally delivered, (b) mailed by registered or certified first class mail, prepaid with return receipt requested, or (c) sent by a recognized overnight courier service, to the recipient at the address below indicated or (d) by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (c) above:

                  (i)   If to the Company, addressed to:

                        U.S. Helicopter Corporation
                        Downtown Manhattan Heliport
                        Pier 6, East River
                        New York, New York 10004
                        Attention: John G. Murphy
                        Telephone: (516) 763-0257
                        Fax: (516) 763-0257

                        With copies to:

                        Gallagher, Briody & Butler
                        155 Village Boulevard, 2nd Floor
                        Princeton, NJ 08540
                        Attention: Thomas P. Gallagher, Esq.
                        Fax: (609) 452-0090
                        Confirmation: (609) 452-6000

                  (ii) if to any other Person who is the registered holder of any Equity Securities to the address of such holder as it appears in the stock ledger of the Company or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

Any notice under this Agreement will be deemed to have been given (w) on the date such notice is personally delivered, (x) four (4) days after the date of mailing if sent by certified or registered mail, (y) one (1) day after the date such notice is delivered to the overnight courier service if sent by overnight courier or (z) with respect to facsimiles, on the earlier of one (1) day after the date such facsimile is delivered to the overnight courier for confirmation or confirmation by telephone to the number designated herein; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

      7.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      7.10 Headings. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

      7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

      7.12 Representations and Warranties. Each party to this Agreement represents and warrants to each other party to this Agreement that (i) all action on the part of such party necessary for the authorization, execution, delivery and performance of this Agreement has been taken and (ii) this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      7.13 GOVERNING LAW. ALL QUESTIONS CONCERNING THE VALIDITY, MEANING AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

      7.14 CONSENT TO JURISDICTION AND VENUE. THE PARTIES HERETO EACH HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW JERSEY AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

      7.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the day and year first above written.

The Company:                       U.S. HELICOPTER CORPORATION

                                   By: /s/  John G. Murphy
                                       -----------------------------------------
                                        Name: John G. Murphy
                                        Title: President and Chief Executive
                                        Officer

Stockholders:

                                    /s/  John G. Murphy
                                   ---------------------------------------------
                                   John G. Murphy, as an individual

                                    /s/ Gabriel S. Roberts
                                   ---------------------------------------------
                                   Gabriel S. Roberts, as an individual

                                    /s/  Rue Reynolds
                                   ---------------------------------------------
                                   Rue Reynolds, as an individual

                                    /s/  George Mehm
                                   ---------------------------------------------
                                   George Mehm, as an individual

                                    /s/  Thomas P. Gallagher
                                   ---------------------------------------------
                                   Gallagher, Briody & Butler
                                   By: Thomas P. Gallagher, Esq.

                                    /s/ Col. Clinton Pagano
                                   ---------------------------------------------
                                   Col. Clinton Pagano

                                    /s/  Donal McSullivan
                                   ---------------------------------------------
                                   Donal McSullivan

                                    /s/  John Capozzi
                                   ---------------------------------------------
                                   John Capozzi

                                                                  July ___, 2004

                                    EXHIBIT A

                              LIST OF STOCKHOLDERS

NAME                                     STATUS                NUMBER OF SHARES HELD
----                                     ------                ---------------------
John G. Murphy                    Individual Stockholder             7,029,000
Gabriel S. Roberts                Individual Stockholder             4,899,000
Rue Reynolds                      Individual Stockholder               639,000
John Capozzi                      Individual Stockholder             3,897,900
Donal McSullivan                  Individual Stockholder             3,450,600
George Mehm                       Individual Stockholder               639,000
Gallagher, Briody & Butler        Individual Stockholder               532,500
Col. Clinton Pagano               Individual Stockholder               213,000
TOTAL SHARES                                                        21,300,000

                                    EXHIBIT B

                         ADDITIONAL PARTY SIGNATURE PAGE

      The undersigned hereby executes the Stockholders Agreement, dated as of July ___, 2004 (the "Agreement"), by and among U.S. Helicopter Corporation, a Delaware corporation, and each of the Stockholders listed on Exhibit A thereto, authorizes this Additional Party Signature Page to be attached to a counterpart of such agreement, and agrees to be bound by such agreement as if the undersigned had executed such agreement on the date of its original execution.

INITIALS:  STATUS:

______     Institutional Stockholder  __________________________________________
                                      NAME (Type or Print)

______     Individual Employee
           Stockholder

______     Individual Non-Employee
           Stockholder
                                      __________________________________________
                                      Address
                                      __________________________________________
                                      Signature

                                      U.S.HELICOPTER CORPORATION
                                      (on behalf of itself and the Stockholders)

                                      By:_______________________________________
                                         Name:
                                         Title: